Exhibit 99.1

Crawford & Company®

5335 Triangle Parkway

Peachtree Corners, GA 30092

FOR IMMEDIATE RELEASE

CRAWFORD & COMPANY REPORTS 2025 FOURTH QUARTER AND FULL YEAR RESULTS

Record Annual Revenues for Broadspire and International Operations

ATLANTA, (March 2, 2026) -- Crawford & Company® (NYSE: CRD-A and CRD-B) today announced its financial results for the fourth quarter and year ended December 31, 2025.

Revenues before reimbursements decreased (11)% to $308.5 million in the 2025 fourth quarter from $347.3 million in the 2024 fourth quarter. Fourth quarter net loss was $(7.2) million, or $(0.15) per diluted share for CRD-A and CRD-B, compared to net income of $5.7 million, or $0.11 per diluted share for CRD-A and $0.12 for CRD-B in the prior year quarter.

Revenues before reimbursements decreased (2)% to $1.266 billion in 2025 from $1.293 billion in 2024. Full year 2025 net income was $19.6 million, or $0.39 per diluted share for CRD-A and $0.40 for CRD-B, compared to $26.6 million, or $0.53 per diluted share for CRD-A and $0.54 for CRD-B in 2024.

GAAP Consolidated Results
	Three Months Ended December 31,			Twelve Months Ended December 31,
(in millions, except per share amounts)	2025	2024	Change	2025	2024	Change
Revenues before reimbursements	$308.5	$347.3	(11.2)%	$1,265.7	$1,292.5	(2.1)%
Net (loss) income attributable to shareholders	(7.2)	5.7	(226.5)%	19.6	26.6	(26.2)%
Diluted (loss) earnings per share CRD-A	(0.15)	0.11	(236.4)%	0.39	0.53	(26.4)%
Diluted (loss) earnings per share CRD-B	(0.15)	0.12	(225.0)%	0.40	0.54	(25.9)%

Non-GAAP Consolidated Results
	Three Months Ended December 31,			Twelve Months Ended December 31,
(in millions, except per share amounts)	2025	2024	Change	2025	2024	Change
Revenues before reimbursements on constant dollar basis	$304.9	$347.3	(12.2)%	$1,263.8	$1,292.5	(2.2)%
Consolidated adjusted operating earnings	15.8	18.7	(15.4)%	82.3	74.7	10.1%
Consolidated adjusted EBITDA	23.9	27.9	(14.2)%	118.4	108.7	9.0%
Non-GAAP net income attributable to shareholders	7.7	9.7	(20.6)%	45.3	39.4	14.9%
Non-GAAP diluted earnings per share CRD-A	0.15	0.19	(21.1)%	0.91	0.79	15.2%
Non-GAAP diluted earnings per share CRD-B	0.15	0.19	(21.1)%	0.91	0.80	13.8%

Mr. Bruce Swain, interim president and chief executive officer of Crawford & Company, commented, “We delivered solid full year 2025 results which included revenue of $1.27 billion, improved operating earnings of $82.3 million, and an expansion in our operating margin to 6.5%. Our results throughout the year reflected a mixed environment. Record-breaking revenues in our Broadspire and International Operations segments helped mitigate a challenging landscape for North America Loss Adjusting and Platform Solutions, where a lack of severe storms throughout the year drove lower claims activity industry wide. Our fourth quarter 2025 results for North America Loss Adjusting and Platform Solutions had a particularly difficult comparison as the prior year period saw over $30 million in revenues from the increased property claims activity generated by Hurricanes Helene and Milton. However, the benefits of our diversified business model, coupled with disciplined expense management and focused operational execution, enabled us to end 2025 with a strong balance sheet and excellent liquidity.”

Mr. Swain continued, “Following the close of the quarter, we announced a new global operating structure that will operate under two divisions: U.S. Operations and International Operations. We believe aligning our businesses under this streamlined client-centric structure will enable faster, more unified execution in the company. By strengthening collaboration among our operating businesses and geographies, we can enhance our capabilities and deliver a more unified and differentiated value proposition to the markets we serve."

“We are encouraged by the progress we achieved during 2025 across many areas of our business. As we move through 2026, we will remain focused on providing customer service excellence and driving profitable market share growth.”

Segment Results for the Fourth Quarter and Full Year

North America Loss Adjusting

North America Loss Adjusting revenues before reimbursements were $70.1 million in the 2025 fourth quarter, decreasing (11.8)% from $79.4 million in the 2024 fourth quarter, primarily due to lower weather-related activity as compared to the prior year quarter when Hurricanes Helene and Milton impacted the southeast U.S.

The segment had operating earnings of $4.0 million in the 2025 fourth quarter, increasing from $3.4 million in the 2024 fourth quarter. The operating margin was 5.7% in the 2025 quarter increasing from 4.2% in the 2024 quarter driven by decreased centralized indirect support costs. This offset the decreased revenues from lower weather-related activity compared to the prior year quarter when Hurricanes Helene and Milton impacted the southeast U.S.

North America Loss Adjusting full year revenues before reimbursements were $304.9 million in 2025, decreasing (2.3)% from $312.2 million in 2024.

The segment had full year operating earnings of $21.0 million in 2025, increasing from $18.2 million in 2024. The operating margin was 6.9% in 2025 and 5.8% in 2024. The increase in operating earnings was primarily due to improved staff utilization in U.S. Global Technical Services and Canada.

International Operations

International Operations revenues before reimbursements were $111.9 million in the 2025 fourth quarter, decreasing (0.5)% from $112.5 million in the 2024 fourth quarter. Absent foreign exchange rate increases of $4.1 million, revenues would have been $107.8 million for the 2025 fourth quarter.

Operating earnings were $6.6 million in the 2025 fourth quarter, compared with $8.5 million in the 2024 period. The segment’s operating margin for the 2025 quarter decreased to 5.9% compared with 7.5% in the 2024 quarter due to decreased revenues in Europe and Latin America driven by lower case volumes.

International Operations full year revenues before reimbursements were a record $438.2 million in 2025, up 4.7% from $418.6 million in 2024. Absent foreign exchange rate increases of $4.4 million, revenues would have been $433.8 million for 2025.

Full year operating earnings were $25.1 million in 2025, improving from $21.0 million in 2024. The segment’s operating margin for 2025 increased to 5.7% compared with 5.0% in 2024 driven by revenue growth in the U.K., Europe, and Asia.

Broadspire

Broadspire segment revenues before reimbursements were $101.5 million in the 2025 fourth quarter, increasing 3.9% from $97.7 million in the 2024 quarter.

Broadspire operating earnings were $13.2 million in the 2025 fourth quarter, representing an operating margin of 13.0%, increasing from $10.1 million, or 10.4% of revenues, in the 2024 fourth quarter. The increase was primarily driven by revenue growth and a decrease in administrative costs.

Broadspire full year segment revenues before reimbursements were a new annual record of $401.9 million in 2025, increasing 3.6% from $388.1 million in 2024.

Broadspire full year operating earnings were $54.6 million in 2025, representing an operating margin of 13.6%, increasing from $52.4 million, or 13.5% of revenues in 2024 driven by an increase in revenues resulting from new client programs and increased medical management usage.

Platform Solutions

Platform Solutions revenues before reimbursements were $25.1 million in the 2025 fourth quarter, down (56.5)% from $57.6 million in the 2024 quarter due primarily to lower weather-related activity compared to the prior year quarter when Hurricanes Helene and Milton impacted the southeast U.S. and decreases in staff augmentation in the Networks service line.

The operating loss was $(1.1) million in the 2025 fourth quarter, compared with operating earnings of $4.8 million in the 2024 period. The segment’s operating margin for the 2025 quarter was (4.3)% as compared with 8.2% in the 2024 quarter. The decrease in operating earnings was driven by a decrease in revenues in the Networks service line.

Platform Solutions full year revenues before reimbursements were $120.8 million in 2025, down (30.5)% from $173.7 million in 2024 due to a decrease in weather-related activity.

Full year operating earnings were $7.6 million in 2025, decreasing from $11.2 million in the 2024 period. The segment’s operating margin for 2025 was 6.3% as compared with 6.4% in 2024. The decrease was primarily driven by a reduction in weather-related claims in our Networks service line.

Unallocated Corporate and Shared Costs and Credits, Net

Unallocated corporate costs were $6.8 million in the 2025 fourth quarter, compared with $8.0 million in the 2024 period. The decrease in the fourth quarter was primarily due to a $1.4 million decrease in professional fees, partially offset by a $0.2 million increase in compensation.

Unallocated corporate costs were $26.0 million in 2025, compared with $28.1 million in 2024. The decrease in 2025 was due to a $6.6 million decrease in professional fees, partially offset by a one-time indirect tax expense of $3.1 million, and a $1.4 million increase in compensation expenses.

Selling, General, and Administrative Expenses

Selling, general, and administrative expenses (“SG&A”) decreased $6.7 million, or (8.5)%, in the three months ended December 31, 2025 as compared with the 2024 period. The decrease was primarily due to decreased professional fees.

SG&A decreased $5.5 million, or (1.8)%, in 2025 as compared with 2024. The decrease was primarily due to a reduction in professional fees, partially offset by a one-time indirect tax expense of $3.1 million.

Other Matters

In the 2025 fourth quarter, the Company incurred $14.0 million of pretax restructuring and other costs, net, or $0.22 per diluted share. The restructuring costs are an adjustment to Non-GAAP operating earnings and Non-GAAP diluted adjusted earnings per share. The Company incurred costs associated with restructuring activities intended to improve operating performance, profitability, and efficiency of business processes.

The Company recognized pretax contingent earnout adjustments totaling expenses of less than $0.1 million and $0.4 million in the 2025 fourth quarter and comparable 2024 period, respectively, related to the fair value adjustment of earnout liabilities arising from past acquisitions. The Company recognized a contingent earnout expense of $0.5 million in 2025, compared with a benefit of $(1.1) million in 2024. These adjustments, which are not a component of operating earnings, are based on changes to projections of acquired entities over the respective earnout periods, which span multiple years.

The Company recognized non-service pension costs of $2.4 million in the 2025 fourth quarter compared with $2.5 million in the 2024 period. Non-service pension costs totaled $9.4 million in 2025 compared to $9.8 million in 2024. Non-service pension costs represent the U.S. and U.K. non-service defined benefit pension costs, which are non-operating in nature as the U.S. plan is frozen and the U.K. plans are closed to new participants.

Subsequent Event

Segment Realignment

In connection with the realignment of management responsibilities effective January 1, 2026, the Company updated its reportable segments. The Company's revised reportable segments are comprised of the following:

•
U.S. Property & Casualty, provides claims management services to insurance carriers and self-insured entities related to property and casualty losses. This is comprised of U.S. Loss Adjusting which includes Global Technical Services and Claims Solutions. This reportable segment also includes Networks which consists of the Contractor Connection and Catastrophe Services operations previously reported within the Platform Solutions Segment.
•
Broadspire, which provides third party administration for workers' compensation, auto and liability, disability management, medical management, and accident and health to corporations, brokers and insurers as well as subrogation services in the U.S. Broadspire includes the subrogation operations that were previously reported within the Platform Solutions Segment.
•
International Operations, which services the global property and casualty market outside the U.S., includes all operations within the U.K., Europe, Australia, Asia, Latin America and the Canadian operations that were previously reported within North America Loss Adjusting.

The succeeding interim and annual periods reporting will disclose the reportable segments under the new basis with prior periods restated to reflect the change.

Balance Sheet and Cash Flow

The Company’s consolidated cash and cash equivalents position as of December 31, 2025, totaled $64.1 million, compared with $55.4 million at December 31, 2024. The Company’s total debt outstanding as of December 31, 2025, totaled $189.1 million, compared with $218.1 million at December 31, 2024.

The Company’s operations provided $101.8 million of cash during 2025, compared with $51.6 million provided in 2024. The increase in cash provided by operating activities was primarily due to improved working capital efficiency and higher earnings.

The Company made no contributions to its U.S. defined benefit pension plan and $2.9 million in contributions to its U.K. plans for 2025, compared with no contributions to the U.S. plan and $2.4 million to the U.K. plans in 2024.

During 2025 the Company repurchased 836,859 shares of CRD-A at an average cost of $10.90 per share. The Company didn't repurchase any shares of CRD-A in 2024. During 2025, the Company repurchased 131,060 shares of CRD-B at an average cost of $10.62 per share, compared to 409,610 shares of CRD-B at an average per share cost of $9.44 in 2024. The total cost of share repurchases during 2025 was $10.5 million.

Conference Call

As previously announced, Crawford & Company will host a conference call on March 3, 2026 at 8:30 a.m. Eastern Time to discuss its fourth quarter and full year 2025 results. The conference call can be accessed live by dialing 1-800-715-9871 and using Conference ID 3834263. A presentation for tomorrow’s call can also be found on the investor relations portion of the Company’s website, https://ir.crawco.com. The call will be recorded and available for replay through March 10, 2026. You may dial 1-800-770-2030 and use passcode 3834263# to listen to the replay.

Non-GAAP Presentation

In the normal course of business, our operating segments incur certain out-of-pocket expenses that are thereafter reimbursed by our clients. Under U.S. generally accepted accounting principles (“GAAP”), these out-of-pocket expenses and associated reimbursements are required to be included when reporting expenses and revenues, respectively, in our consolidated results of operations. In the foregoing discussion and analysis of segment results of operations, we do not include a gross up of segment expenses and revenues for these pass-through reimbursed expenses. The amounts of reimbursed expenses and related revenues offset each other in our results of operations with no impact to our net income or operating earnings. A reconciliation of revenues before reimbursements to consolidated revenues determined in accordance with GAAP is self-evident from the face of the accompanying unaudited condensed consolidated statements of operations.

Operating earnings is the primary financial performance measure used by our senior management and chief operating decision maker (“CODM”) to evaluate the financial performance of our Company and operating segments, and make resource allocation and certain compensation decisions. Unlike net income, segment operating earnings is not a standard performance measure found in GAAP. We believe this measure is useful to others in that it allows them to evaluate segment and consolidated operating performance using the same criteria used by our senior management and CODM. Consolidated operating earnings represent segment earnings including certain unallocated corporate and shared costs, but before net corporate interest expense, stock option expense, amortization of customer-relationship intangible assets, contingent earnout adjustments, non-service pension costs, restructuring and other costs, net, income taxes, and net income or loss attributable to noncontrolling interests.

Adjusted EBITDA is not a term defined by GAAP and as a result our measure of adjusted EBITDA might not be comparable to similarly titled measures used by other companies. However, adjusted EBITDA is used by management to evaluate, assess and benchmark our operational results. The Company believes that adjusted EBITDA is relevant and useful information widely used by analysts, investors and other interested parties. Adjusted EBITDA is defined as net income attributable to shareholders of the Company with adjustments for depreciation and amortization, net corporate interest expense, contingent earnout adjustments, non-service pension costs, income taxes, stock-based compensation expense, and restructuring and other costs, net.

Unallocated corporate and shared costs and credits include expenses and credits related to our chief executive officer and Board of Directors, certain adjustments to our self-insurance liabilities, certain unallocated legal and professional fees, and certain adjustments and recoveries to our allowances for estimated credit losses that are not allocated to our individual operating segments.

Income taxes, net corporate interest expense, stock option expense, amortization of customer-relationship intangible assets, contingent earnout adjustments, non-service pension costs, and restructuring and other costs, net, are components of our net income, but they are not considered part of our segment operating earnings because they are managed on a corporate-wide basis. Income taxes are calculated for the Company on a consolidated basis based on statutory rates in effect in the various jurisdictions in which we provide services and vary significantly by jurisdiction. Net corporate interest expense results from capital structure decisions made by senior management and the Board of Directors, affecting the Company as a whole. Stock option expense represents the non-cash costs generally related to stock options and employee stock purchase plan expenses which are not allocated to our operating segments. Amortization expense is a non-cash expense for finite-lived customer-relationship and trade name intangible assets acquired in business combinations. Contingent earnout adjustments relate to changes in the fair value of earnouts associated with our past acquisitions. Non-service pension costs represent the U.S. and U.K. non-service defined benefit pension costs, which are non-operating in nature as the U.S. plan was frozen in 2002 and the U.K. plans are closed to new participants. Restructuring and other costs, net, are costs associated with initiatives intended to improve operating performance, profitability, and efficiency of business processes. Restructuring and other costs, net, include asset impairments, lease termination costs, severance and termination costs, and loss on sale of a business. None of these costs relate directly to the performance of our services or operating activities and, therefore, are excluded from segment operating earnings to better assess the results of each segment's operating activities on a consistent basis.

A significant portion of our operations are international. These international operations subject us to foreign exchange fluctuations. The following table illustrates revenue as a percentage of total revenue for the major currencies of the geographic areas that Crawford does business:

		Three Months Ended				Year Ended
(in thousands)		December 31, 2025		December 31, 2024		December 31, 2025		December 31, 2024
Geographic Area	Currency	USD equivalent	% of total	USD equivalent	% of total	USD equivalent	% of total	USD equivalent	% of total
U.S.	USD	$174,985	56.7%	$213,400	61.4%	$738,350	58.3%	$783,024	60.6%
U.K.	GBP	45,272	14.7%	44,417	12.8%	179,412	14.2%	168,357	13.0%
Canada	CAD	21,635	7.0%	21,363	6.2%	89,153	7.0%	90,879	7.0%
Australia	AUD	21,864	7.1%	23,481	6.8%	86,635	6.8%	88,988	6.9%
Europe	EUR	18,095	5.9%	16,304	4.7%	68,006	5.4%	62,110	4.8%
Rest of World	Various	26,670	8.6%	28,289	8.1%	104,165	8.3%	99,152	7.7%
Total Revenues, before reimbursements		$308,521	100.0%	$347,254	100.0%	$1,265,721	100.0%	$1,292,510	100.0%

Following is a reconciliation of consolidated operating earnings to net (loss) income attributable to shareholders of Crawford & Company on a GAAP basis:

	Three Months Ended		Year Ended
(in thousands)	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Operating earnings:
North America Loss Adjusting	$3,962	$3,366	$20,974	$18,173
International Operations	6,584	8,473	25,123	21,001
Broadspire	13,188	10,132	54,608	52,429
Platform Solutions	(1,080)	4,756	7,563	11,173
Unallocated corporate and shared costs, net	(6,812)	(8,001)	(25,995)	(28,066)
Consolidated operating earnings	15,842	18,726	82,273	74,710
(Deduct) add:
Net corporate interest expense	(3,097)	(4,328)	(14,687)	(16,862)
Stock option expense	(159)	(80)	(609)	(574)
Amortization expense	(2,680)	(1,841)	(8,431)	(7,497)
Non-service pension costs	(2,363)	(2,451)	(9,413)	(9,764)
Contingent earnout adjustments	(34)	(448)	(537)	1,099
Restructuring and other costs, net	(13,996)	—	(13,996)	—
Income tax provision	(786)	(3,717)	(14,924)	(14,583)
Net loss (income) attributable to noncontrolling interests	33	(139)	(42)	67
Net (loss) income attributable to shareholders of Crawford & Company	$(7,240)	$5,722	$19,634	$26,596

Following is a reconciliation of net (loss) income attributable to shareholders of Crawford & Company on a GAAP basis to non-GAAP adjusted EBITDA:

	Three Months Ended		Year Ended
(in thousands)	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Net (loss) income attributable to shareholders of Crawford & Company	$(7,240)	$5,722	$19,634	$26,596
Add (Deduct):
Depreciation and amortization	10,498	9,238	40,043	36,195
Stock-based compensation	357	1,949	5,193	5,768
Net corporate interest expense	3,097	4,328	14,687	16,862
Non-service pension costs	2,363	2,451	9,413	9,764
Contingent earnout adjustments	34	448	537	(1,099)
Restructuring and other costs, net	13,996	—	13,996	—
Income tax provision	786	3,717	14,924	14,583
Non-GAAP adjusted EBITDA	$23,891	$27,853	$118,427	$108,669

Following is a reconciliation of operating cash flow to free cash flow for the twelve months ended December 31, 2025 and 2024:

Twelve Months Ended
(in thousands)	December 31, 2025	December 31, 2024	Change
Net Cash Provided by Operating Activities	$101,847	$51,619	$50,228
Less:
Property & Equipment Purchases, net	(7,014)	(6,210)	(804)
Capitalized Software (internal and external costs)	(31,535)	(35,437)	3,902
Free Cash Flow	$63,298	$9,972	$53,326

Non-GAAP consolidated results for 2025 and 2024 exclude the non-cash, after-tax adjustments for amortization of intangible assets, non-service-related pension costs, and contingent earnout adjustment. Non-GAAP consolidated results for 2025 also exclude restructuring and other costs, net.

Following are the reconciliations of GAAP Pretax (Loss) Earnings, Net (Loss) Earnings Per Share to related non-GAAP Adjusted figures, which reflect each of 2025 and 2024 before amortization of intangible assets, non-service related pension costs, contingent earnout adjustments, and restructuring and other costs, net:

Three Months Ended December 31, 2025
(in thousands)	Pretax (loss) earnings	Net (loss) income attributable to Crawford & Company	Diluted (loss) earnings per CRD-A share(1)	Diluted (loss) earnings per CRD-B share(1)
GAAP	$(6,487)	$(7,240)	$(0.15)	$(0.15)
Adjustments:
Amortization of intangible assets	2,680	2,280	0.05	0.05
Non-service related pension costs	2,363	1,856	0.04	0.04
Contingent earnout adjustments	34	34	—	—
Restructuring and other costs, net	13,996	10,735	0.22	0.22
Non-GAAP Adjusted	$12,586	$7,665	$0.15	$0.15

Three Months Ended December 31, 2024
(in thousands)	Pretax earnings	Net income attributable to Crawford & Company	Diluted earnings per CRD-A share	Diluted earnings per CRD-B share(1)
GAAP	$9,578	$5,722	$0.11	$0.12
Adjustments:
Amortization of intangible assets	1,841	1,561	0.03	0.03
Non-service related pension costs	2,451	1,917	0.04	0.04
Contingent earnout adjustments	448	450	0.01	0.01
Non-GAAP Adjusted	$14,318	$9,650	$0.19	$0.19

Year Ended December 31, 2025
(in thousands)	Pretax earnings	Net income attributable to Crawford & Company	Diluted earnings per CRD-A share	Diluted earnings per CRD-B share(1)
GAAP	$34,600	$19,634	$0.39	$0.40
Adjustments:
Amortization of intangible assets	8,431	7,094	0.14	0.14
Non-service related pension costs	9,413	7,314	0.15	0.15
Contingent earnout adjustments	537	537	0.01	0.01
Restructuring and other costs, net	13,996	10,735	0.22	0.22
Non-GAAP Adjusted	$66,977	$45,314	$0.91	$0.91

Year Ended December 31, 2024
(in thousands)	Pretax earnings	Net income attributable to Crawford & Company	Diluted earnings per CRD-A share	Diluted earnings per CRD-B share
GAAP	$41,112	$26,596	$0.53	$0.54
Adjustments:
Amortization of intangible assets	7,497	6,368	0.13	0.13
Non-service related pension costs	9,764	7,631	0.15	0.15
Contingent earnout adjustments	(1,099)	(1,155)	(0.02)	(0.02)
Non-GAAP Adjusted	$57,274	$39,440	$0.79	$0.80

(1) Sum of reconciling items may differ from total due to rounding of individual components.

Following is information regarding the weighted average shares used in the computation of basic and diluted earnings per share:

	Three Months Ended		Year Ended
(in thousands)	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Weighted-Average Shares Used to Compute Basic Earnings Per Share:
Class A Common Stock	30,041	29,937	30,237	19,783
Class B Common Stock	19,096	19,161	19,132	19,332
Weighted-Average Shares Used to Compute Diluted Earnings Per Share:
Class A Common Stock	30,041	30,695	30,771	30,404
Class B Common Stock	19,096	19,161	19,132	19,332

Non-GAAP (1)
Weighted-Average Shares Used to Compute Diluted Earnings Per Share:
Class A Common Stock	30,671	30,695	30,771	30,404
Class B Common Stock	19,096	19,161	19,132	19,332

(1) The Company had a net loss for GAAP reporting during the three months ended December 31, 2025, resulting in no additional dilutive securities added to the basic weighted average shares in calculating diluted weighted average shares for GAAP reporting as their impact would be anti-dilutive. As the Company has Non-GAAP positive net income for the twelve months ended December 31, 2025, these dilutive securities were added back to calculate Non-GAAP earnings per share.

Further information regarding the Company’s operating results for the three and twelve months ended December 31, 2025, financial position as of December 31, 2025, and cash flows for the twelve months ended December 31, 2025 is shown on the attached unaudited condensed consolidated financial statements.

About Crawford & Company

Based in Atlanta, Crawford & Company (NYSE: CRD-A and CRD-B) is a leading provider of claims management and outsourcing solutions to insurance companies and self-insured entities with an expansive network serving clients in more than 70 countries. The Company's two classes of stock are substantially identical, except with respect to voting rights for the Class B Common Stock (CRD-B) and protections for the non-voting Class A Common Stock (CRD-A). More information is available at www.crawco.com

TAG: Crawford-Financial, Crawford-Investor-News-and-Events

FOR FURTHER INFORMATION REGARDING THIS PRESS RELEASE, PLEASE CALL HOLLY BOUDREAU AT (404) 220-4388.

This press release contains forward-looking statements, including statements about the expected future financial condition, results of operations and earnings outlook of Crawford & Company. Statements, both qualitative and quantitative, that are not historical facts may be “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from historical experience or Crawford & Company’s present expectations. Accordingly, no one should place undue reliance on forward-looking statements, which speak only as of the date on which they are made. Crawford & Company does not undertake to update forward-looking statements to reflect the impact of circumstances or events that may arise or not arise after the date the forward-looking statements are made. For further information regarding Crawford & Company, including factors that could cause our actual financial condition, results or earnings to differ from those described in any forward-looking statements, please read Crawford & Company’s reports filed with the SEC and available at www.sec.gov and in the Investor Relations section of Crawford & Company’s website at www.crawco.com.

CRAWFORD & COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands, Except Per Share Amounts and Percentages)

Three Months Ended December 31,	2025	2024	% Change

Revenues:
Revenues Before Reimbursements	$308,521	$347,254	(11)%
Reimbursements	11,565	11,064	5%
Total Revenues	320,086	358,318	(11)%

Costs and Expenses:
Costs of Services Provided, Before Reimbursements	223,637	252,352	(11)%
Reimbursements	11,565	11,064	5%
Total Costs of Services	235,202	263,416	(11)%

Selling, General, and Administrative Expenses	71,849	78,548	(9)%
Corporate Interest Expense, Net	3,097	4,328	(28)%
Restructuring and Other Costs, Net	13,996	-	nm
Total Costs and Expenses	324,144	346,292	(6)%

Other Loss, Net	(2,429)	(2,448)	(1)%

(Loss) Income Before Income Taxes	(6,487)	9,578	(168)%
Provision for Income Taxes	786	3,717	(79)%

Net (Loss) Income	(7,273)	5,861	(224)%

Net Loss (Income) Attributable to Noncontrolling Interests	33	(139)	(124)%

Net (Loss) Income Attributable to Shareholders of Crawford & Company	$(7,240)	$5,722	(227)%

(Loss) Earnings Per Share - Basic:
Class A Common Stock	$(0.15)	$0.12	(225)%
Class B Common Stock	$(0.15)	$0.12	(225)%

(Loss) Earnings Per Share - Diluted:
Class A Common Stock	$(0.15)	$0.11	(236)%
Class B Common Stock	$(0.15)	$0.12	(225)%

Cash Dividends Per Share:
Class A Common Stock	$0.075	$0.070	7%
Class B Common Stock	$0.075	$0.070	7%

CRAWFORD & COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands, Except Per Share Amounts and Percentages)

Year Ended December 31,	2025	2024	% Change

Revenues:
Revenues Before Reimbursements	$1,265,721	$1,292,510	(2)%
Reimbursements	45,106	48,460	(7)%
Total Revenues	1,310,827	1,340,970	(2)%

Costs and Expenses:
Costs of Services Provided, Before Reimbursements	898,633	924,963	(3)%
Reimbursements	45,106	48,460	(7)%
Total Costs of Services	943,739	973,423	(3)%

Selling, General, and Administrative Expenses	294,166	299,664	(2)%
Corporate Interest Expense, Net	14,687	16,862	(13)%
Restructuring and Other Costs, Net	13,996	-	nm
Total Costs and Expenses	1,266,588	1,289,949	(2)%

Other Loss, Net	(9,639)	(9,909)	(3)%

Income Before Income Taxes	34,600	41,112	(16)%
Provision for Income Taxes	14,924	14,583	2%

Net Income	19,676	26,529	(26)%

Net (Income) Loss Attributable to Noncontrolling Interests	(42)	67	(163)%

Net Income Attributable to Shareholders of Crawford & Company	$19,634	$26,596	(26)%

Earnings Per Share - Basic:
Class A Common Stock	$0.40	$0.54	(26)%
Class B Common Stock	$0.40	$0.54	(26)%

Earnings Per Share - Diluted:
Class A Common Stock	$0.39	$0.53	(26)%
Class B Common Stock	$0.40	$0.54	(26)%

Cash Dividends Per Share:
Class A Common Stock	$0.29	$0.28	4%
Class B Common Stock	$0.29	$0.28	4%

CRAWFORD & COMPANY

CONDENSED CONSOLIDATED BALANCE SHEETS

As of December 31, 2025 and December 31, 2024

(In Thousands, Except Par Values)

	December 31,	December 31,
	2025	2024
ASSETS

Current Assets:
Cash and Cash Equivalents	$64,079	$55,412
Accounts Receivable, Net	115,661	142,064
Unbilled Revenues, at Estimated Billable Amounts	126,960	131,080
Income Taxes Receivable	4,350	5,337
Prepaid Expenses and Other Current Assets	41,362	40,334
Total Current Assets	352,412	374,227

Net Property and Equipment	16,649	20,554

Other Assets:
Operating Lease Right-of-Use Asset, Net	66,322	78,808
Goodwill	76,569	76,368
Intangible Assets Arising from Business Acquisitions, Net	66,352	74,545
Capitalized Software Costs, Net	112,812	111,854
Deferred Income Tax Assets	24,684	25,305
Other Noncurrent Assets	48,500	42,094
Total Other Assets	395,239	408,974

Total Assets	$764,300	$803,755

LIABILITIES AND SHAREHOLDERS’ INVESTMENT

Current Liabilities:
Short-Term Borrowings	$38,500	$17,822
Accounts Payable	39,769	50,605
Accrued Compensation and Related Costs	108,878	101,371
Self-Insured Risks	19,095	27,813
Income Taxes Payable	3,874	3,343
Operating Lease Liability	27,650	24,541
Other Accrued Liabilities	37,970	38,103
Deferred Revenues	33,834	36,129
Total Current Liabilities	309,570	299,727

Noncurrent Liabilities:
Long-Term Debt and Finance Leases, Less Current Installments	150,593	200,315
Operating Lease Liability	53,531	66,811
Deferred Revenues	23,259	23,556
Accrued Pension Liabilities	17,910	21,084
Other Noncurrent Liabilities	38,005	36,711
Total Noncurrent Liabilities	283,298	348,477

Shareholders’ Investment:
Class A Common Stock, $1.00 Par Value	29,860	30,124
Class B Common Stock, $1.00 Par Value	19,014	19,145
Additional Paid-in Capital	92,251	87,118
Retained Earnings	233,708	237,948
Accumulated Other Comprehensive Loss	(201,740)	(217,125)
Shareholders’ Investment Attributable to Shareholders of Crawford & Company	173,093	157,210
Noncontrolling Interests	(1,661)	(1,659)
Total Shareholders’ Investment	171,432	155,551

Total Liabilities and Shareholders’ Investment	$764,300	$803,755

CRAWFORD & COMPANY

SUMMARY RESULTS BY OPERATING SEGMENT WITH DIRECT COMPENSATION AND OTHER EXPENSES

(In Thousands, Except Percentages)

Three Months Ended December 31,

	North America Loss Adjusting		%	International Operations		%	Broadspire		%	Platforms Solutions		%
	2025	2024	Change	2025	2024	Change	2025	2024	Change	2025	2024	Change

Revenues Before Reimbursements	$70,078	$79,434	(11.8)%	$111,901	$112,491	(0.5)%	$101,457	$97,680	3.9%	$25,085	$57,649	(56.5)%

Direct Compensation, Fringe Benefits & Non-Employee Labor	52,498	58,951	(10.9)%	73,995	73,271	1.0%	63,246	60,185	5.1%	15,455	40,476	(61.8)%

% of Revenues Before Reimbursements	74.9%	74.2%		66.1%	65.1%		62.3%	61.6%		61.6%	70.2%

Expenses Other than Reimbursements, Direct Compensation, Fringe Benefits & Non-Employee Labor	13,618	17,117	(20.4)%	31,322	30,747	1.9%	25,023	27,363	(8.6)%	10,710	12,417	(13.7)%

% of Revenues Before Reimbursements	19.4%	21.5%		28.0%	27.3%		24.7%	28.0%		42.7%	21.5%

Total Operating Expenses	66,116	76,068	(13.1)%	105,317	104,018	1.2%	88,269	87,548	0.8%	26,165	52,893	(50.5)%

Operating Earnings (Loss) (1)	$3,962	$3,366	17.7%	$6,584	$8,473	(22.3)%	$13,188	$10,132	30.2%	$(1,080)	$4,756	(122.7)%

% of Revenues Before Reimbursements	5.7%	4.2%		5.9%	7.5%		13.0%	10.4%		(4.3)%	8.2%

Twelve Months Ended December 31,

	North America Loss Adjusting		%	International Operations		%	Broadspire		%	Platforms Solutions		%
	2025	2024	Change	2025	2024	Change	2025	2024	Change	2025	2024	Change

Revenues Before Reimbursements	$304,887	$312,158	(2.3)%	$438,218	$418,607	4.7%	$401,859	$388,074	3.6%	$120,757	$173,671	(30.5)%

Direct Compensation, Fringe Benefits & Non-Employee Labor	217,845	226,181	(3.7)%	292,433	273,692	6.8%	244,359	235,284	3.9%	68,700	111,786	(38.5)%

% of Revenues Before Reimbursements	71.5%	72.5%		66.7%	65.4%		60.8%	60.6%		56.9%	64.4%

Expenses Other than Reimbursements, Direct Compensation, Fringe Benefits & Non-Employee Labor	66,068	67,804	(2.6)%	120,662	123,914	(2.6)%	102,892	100,361	2.5%	44,494	50,712	(12.3)%

% of Revenues Before Reimbursements	21.7%	21.7%		27.5%	29.6%		25.6%	25.9%		36.8%	29.2%

Total Operating Expenses	283,913	293,985	(3.4)%	413,095	397,606	3.9%	347,251	335,645	3.5%	113,194	162,498	(30.3)%

Operating Earnings (1)	$20,974	$18,173	15.4%	$25,123	$21,001	19.6%	$54,608	$52,429	4.2%	$7,563	$11,173	(32.3)%

% of Revenues Before Reimbursements	6.9%	5.8%		5.7%	5.0%		13.6%	13.5%		6.3%	6.4%

(1) A non-GAAP financial measurement which represents net income attributable to the applicable reporting segment excluding income taxes, net corporate interest expense, stock option expense, amortization of customer-relationship intangible assets, non-service pension costs, contingent earnout adjustments, restructuring and other costs, net, and certain unallocated corporate and shared costs and credits. See page 5 for additional information about segment operating earnings.

CRAWFORD & COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Year Ended December 31, 2025 and December 31, 2024

(In Thousands)

	2025	2024
Cash Flows From Operating Activities:
Net income	$19,676	$26,529
Reconciliation of net income to net cash provided by operating activities:
Depreciation and amortization	40,043	36,195
Deferred income taxes	(3,328)	(2,534)
Stock-based compensation	5,193	5,768
Loss on sale of property and equipment	2,718	102
Contingent earnout adjustments	537	(1,099)
Changes in operating assets and liabilities:
Accounts receivable, net	26,369	(10,741)
Unbilled revenues, net	5,348	(13,691)
Accrued or prepaid income taxes	1,336	(2,140)
Accounts payable and accrued liabilities	(9,921)	6,916
Deferred revenues	(2,950)	(1,443)
Accrued retirement costs	7,992	8,312
Prepaid expenses and other operating activities	8,834	(555)
Net cash provided by operating activities	101,847	51,619

Cash Flows From Investing Activities:
Acquisitions of property and equipment	(7,014)	(6,210)
Capitalization of computer software costs	(31,535)	(35,437)
Proceeds from settlement of life insurance policies	295	—
Cash proceeds from sale of property and equipment	2,046	—
Net cash used in investing activities	(36,208)	(41,647)

Cash Flows From Financing Activities:
Cash dividends paid	(14,328)	(13,755)
Repurchases of common stock	(10,514)	(3,867)
Increases in short-term and revolving credit facility borrowings	54,720	70,197
Payments on short-term and revolving credit facility borrowings	(84,449)	(61,576)
Payments of contingent consideration on acquisitions	(1,326)	(3,348)
Capitalized loan costs	(2,027)	—
Other financing activities	304	(513)
Net cash used in financing activities	(57,620)	(12,862)

Effects of exchange rate changes on cash and cash equivalents	198	(326)
Increase (decrease) in cash, cash equivalents, and restricted cash(1)	8,217	(3,216)
Cash, cash equivalents, and restricted cash at beginning of year(1)	56,329	59,545
Cash, cash equivalents, and restricted cash at end of period(1)	$64,546	$56,329

(1)The 2025 amounts include beginning restricted cash of $917 at December 31, 2024, and ending restricted cash of $467 at December 31, 2025, which we present as part of "Prepaid expenses and other current assets" on the Balance Sheets.